                      AMENDMENT TO PARTICIPATION AGREEMENT

        This AMENDMENT is entered into as of May 1, 2010, by and among RUSSELL FINANCIAL SERVICES, INC., formerly RUSSELL FUND DISTRIBTORS, INC., ("Distributor"), a Washington corporation, the principal underwriter for RUSSELL INVESTMENT FUNDS, formerly RUSSELL INSURANCE FUNDS ("Trust"), a Massachusetts Business Trust, and FIRST METLIFE INVESTORS INSURANCE COMPANY ("Company"), a New York corporation.

        WHEREAS, Company, pursuant to a Participation Agreement (as defined below), purchases Shares of certain Funds of the Trust on behalf of its Separate Accounts to fund certain variable life insurance and/or variable annuity contracts issued by Company ("Contracts"); and

        WHEREAS, Distributor, Trust, and Company (each a "Party" and, together, the "Parties") seek to enter into this Amendment to make changes to the Participation Agreement in order to permit the Parties to deliver the Trust's summary prospectuses pursuant to the requirements of Rule 498 ("Rule 498") under the Securities Act of 1933, as amended (the "1933 Act").

        NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, which consideration is full and complete, Distributor, Trust, and Company hereby agree as follows:

    1. DEFINITIONS. Unless otherwise noted, terms used in this Amendment shall have the same meaning as in the Participation Agreement. For purposes of this Amendment:

            a. The term "Fund" shall mean any series of beneficial interest of the Trust.

            b. The term "Fund Documents" shall mean those documents prepared by the Fund that, pursuant to Rule 498, must be publicly accessible, free of charge, at the Web site address specified on the cover page or at the beginning of the Summary Prospectus. Fund Documents includes the Fund's current Summary Prospectus, Statutory Prospectus, Statement of Additional Information, and most recent annual and semi-annual reports to shareholders under Rule 30e-l of the Investment Company Act of 1940 (the "1940 Act").

            c. The term "Fund Documents Web Site" shall mean the Web site maintained by the Trust or its agent where Contract Owners and prospective Contract Owners may access the Fund Documents in compliance with Rule 498.

            d. The term "Participation Agreement" shall mean the agreement entered into on May 1, 2000, by and among the Trust, Distributor, and First Cova Life Insurance Company , and the agreement entered into on January 1, 1997, by and among the Trust, Distributor and Cova Life Insurance Company, both agreements assumed by the Company, as amended, as well as any future amendments thereto.

            e. The term "Statutory Prospectus" shall mean a prospectus that satisfies the requirements of section 10(a) of the 1933 Act.

            f. The term "Summary Prospectus" shall mean a prospectus described in paragraph (b) of Rule 498.

            g. The term "Applicable Law" shall mean the Federal Securities Laws as defined in Rule 38a-l(e)(l) under the 1940 Act, any rules promulgated under such Federal Securities Laws, and any applicable guidance received from the SEC or from the staff of the SEC (the "SEC Staff") thereunder. As used herein, the phrase "any applicable guidance received from the SEC or from the SEC Staff thereunder" shall refer only to published no-action relief, interpretative guidance, exemptive orders or final rulemaking guidance, but shall specifically exclude oral statements, speeches or informal guidance that may be provided by the SEC or the SEC Staff from time to time. The term "Applicable Law" also includes any state laws, rules and regulations that may apply to this Amendment.

    2.  USE OF SUMMARY PROSPECTUS.

            a. The Company may not alter any material provided by the Trust or the Distributor pursuant to this Section without the prior written consent of the Trust or the Distributor.

            b. Except as provided below in this Section 2.b., the Company shall deliver (or arrange for delivery of) a Summary Prospectus for each Fund in compliance with Rule 498, including but not limited to the greater prominence provisions, and allocation of expenses for delivery shall be under the same terms and circumstances agreed to in the Participation Agreement. The Company, in its sole discretion, reserves the right to deliver the Statutory Prospectus in place of the Summary Prospectus; provided, however, the Company shall be responsible for any additional costs of printing and delivering a Statutory Prospectus instead of a Summary Prospectus.

            c. The Company may, in its sole discretion, bind or bundle together the Summary Prospectuses or Statutory Prospectuses for the Funds with Summary Prospectuses and Statutory Prospectuses for other investment options under the Contract and the Contract Prospectus(es) (all together, "Bound Volume") as long as such binding or bundling is done in compliance with Applicable Law, including Rule 498 and any applicable guidance received from the SEC or from the SEC Staff thereunder. If a Summary Prospectus is delivered, this provision shall supersede applicable provisions in the Participation Agreement regarding bundling of prospectuses.

            d. The Company shall be permitted, but not required, in its sole discretion, to post a copy of the Trust's Statutory Prospectuses and/or Summary Prospectuses on the Company's Web site.

            e. The Trust shall maintain the Fund Documents Web Site in compliance with the applicable requirements of Rule 498.

            f. Any web site address provided in the Summary Prospectus shall be specific enough to lead Contract Owners or prospective Contract Owners directly and exclusively to the Fund Documents that are dedicated for use by the Company's Contract Owners and the Fund Documents Web Site shall not furnish a hyperlink to any other web site address unrelated to the Fund Documents.

            g. If at any point the Trust determines that it no longer wishes to utilize the Summary Prospectus delivery option, the Trust must provide the Company with at least sixty (60) days advance written notice of this intent so that the Company can arrange to deliver a Statutory Prospectus in place of a Summary Prospectus in compliance with this Amendment, and to reprint any Bound Volume required to be delivered. After the termination of any
                notice  period   provided  to  the  Company   pursuant  to  this
                paragraph, the Trust shall continue to maintain the Fund Documents Web Site in compliance with the requirements of this Amendment and Rule 498 for a minimum of 90 days, in order to comply with Rule 498(e)(1); provided, however, upon expiration of such 90-day period, the Trust may discontinue maintenance of the Fund Documents Web Site and will be released from all related obligations regarding the Fund Documents Website described herein. In the event the Company desires to maintain the Fund Documents Web Site going forward, the Trust and the Company shall enter into a written agreement specifying the terms of such arrangement.

    3. RESPONSE TO REQUESTS FOR ADDITIONAL FUND DOCUMENTS. The Trust and Underwriter will be responsible for compliance with the provisions of Rule 498(f)(1) regarding Contract Owner requests for additional Fund Documents and shall respond to the requests with the most recent Trust documents, including any appropriate supplements.

    4.  REPRESENTATIONS AND WARRANTIES.

            a.  The  Trust  and  the  Distributor   represent  and  warrant  the
                following as of the date hereof and for as long as this Amendment is in effect and valid:

                   i. Each shall  comply with the  requirements  of Rule 498 and applicable guidance received from the SEC or from the SEC Staff thereunder in connection with the offer and sale of Fund Shares as specified and delegated in this Amendment.

                  ii. Any  Summary  Prospectus  provided  by  the  Trust  to the
                      Company pursuant to this Amendment and the hosting of such Summary Prospectuses on the Fund Documents Website shall comply with the requirements of Rule 498 and applicable guidance received from the SEC or from the SEC Staff thereunder.

                 iii. The Trust or  Distributor  will  notify the Company of any unexpected interruptions in the availability of the Fund Documents Web Site that result in material non-compliance with Rule 498 promptly upon discovery of the interruption.

                  iv. Any  information  about  Contract  owners  obtained in the course of the Trust fulfilling its obligations under Rule 498 and this Amendment will be used solely for the purposes of: (1) responding to requests for additional Fund Documents, and (2) to allow the Trust to monitor its compliance with Rule 498 or any other purposes associated with compliance under Rule 498 or applicable law or regulation.

            b. The Trust represents and warrants the following as of the date hereof and for as long as this Amendment is in effect and valid:

                   i. The Trust has reasonable  policies and procedures in place designed to ensure compliance with the applicable provisions of Rule 498 and fulfillment of its obligations under this Amendment.

                  ii. In  connection  with the Fund  Documents  Web Site and the documents contained thereon, the Trust agrees to use or to arrange for the use of commercially reasonable efforts to employ procedures consistent with industry practices designed to reduce exposure to viruses.

            c. The Company represents and warrants the following as of the date hereof and for as long as this Amendment is in effect and valid:

                   i. It  shall  comply  with the  requirements  of Rule 498 and applicable guidance received from the SEC or from the SEC Staff thereunder in connection with the binding, bundling and delivery of the Summary Prospectuses for the Funds and any other duties or obligations assumed in this Amendment.

                  ii. It has  reasonable  policies  and  procedures  in place to ensure that it can appropriately meet its obligations under this Amendment.

    5. INDEMNIFICATION. The parties agree that the indemnification provisions in the Participation Agreement will apply to the terms of this Amendment, as applicable.

    6.  TERM AND TERMINATION.

            a. This Amendment shall become effective as of the date written above and shall remain in effect unless specifically terminated as provided below.

            b. This Amendment may be terminated at any time, without the payment of any penalty, by mutual agreement of the parties in writing. This Amendment will terminate automatically upon the termination of the Participation Agreement.

    7. RULES OF CONSTRUCTION. The parties agree that all other provisions of the Participation Agreement will apply to the terms of this Amendment, as applicable. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control. This Amendment shall not be construed as amending any of the terms and conditions in any administrative services agreement, 12b-1 agreement or related agreement, Shareholder Servicing Agreement or other similar agreement between the Parties.

        IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first set forth above.

ATTEST:                           RUSSELL FINANCIAL SERVICES, INC.

[/s/ illegible]                   By: Sandra Cavanaugh
-------------------------------       ------------------------------------------
Title:                                Name: Sandra Cavanaugh
      -------------------------             ------------------------------------
                                      Its: President and Chief Executive Officer
                                           -------------------------------------

ATTEST:                           RUSSELL INVESTMENT FUNDS

[/s/ illegible]                   By: /s/ Mary Beth Rhoden
-------------------------------       ------------------------------------------
Title:                                Name: Mary Beth Rhoden
      -------------------------             ------------------------------------
                                      Its: Assistant Secretary
                                           -------------------------------------

ATTEST:                           FIRST METLIFE INVESTORS INSURANCE
                                  COMPANY

[/s/ illegible]                   By: /s/ Paul L. Le Clair
-------------------------------       ------------------------------------------
Title: Counsel                        Name: Paul L. Le Clair
      -------------------------             ------------------------------------
                                      Its: Vice President
                                           -------------------------------------

                                 AMENDMENT NO. 1
                                       TO
                             PARTICIPATION AGREEMENT

This Amendment No. 1 (this "Amendment") is made this 7th day of June, 2001 to the Participation Agreement (the "Agreement"), dated May 1, 2000, by and among First Cova Financial Life Insurance Company (the "Company"), Russell Insurance Funds (the "Investment Company"), and Russell Fund Distributors, Inc. (the "Underwriter").

WHEREAS, the parties wish to amend the Agreement to reflect the name change of First Cova Financial Life Insurance Company to First MetLife Investors Insurance Company; and

WHEREAS, the parties wish to formalize this change by amending the Agreement to reflect the Company's change of name;

NOW, THEREFORE, in consideration of premises and of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree, effective March 22, 2001, as follows:

1. The Agreement entered into by the parties on May 1, 2000 shall hereinafter be by and among First MetLife Investors Insurance Company, Russell Insurance Funds and Russell Fund Distributors, Inc., and that all references to First Cova Financial Life Insurance Company shall be changed to First MetLife Investors Insurance Company of California.

2.   Schedule A of the Agreement is hereby amended as follows:

                                   "SCHEDULE A
                                    ACCOUNTS

                                           Date of Resolution of Company's
         Name of Account                   Board which Established the Account
         ---------------                   -------------------------------------
         First MetLife Investors Variable
           Annuity Account One                      December 31, 1992

                                                     [LOGO]

                                                     TACOMA    LONDON  AUCKLAND
                                                     NEW YORK  PARIS   SINGAPORE
                                                     TORONTO   SYDNEY  TOKYO

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed in its name and on its behalf of its duly authorized representative and its seal to be hereunder affixed hereto as of the date first set forth above.

ATTEST:                            FIRST METLIFE INVESTORS
                                   INSURANCE COMPANY

[/s/ illegible]                    By: [/s/ illegible]
--------------------------------       -----------------------------------------
Robin M. Pokorny                       Senior VP & Chief Actuary

ATTEST:                            RUSSELL INSURANCE FUNDS

[/s/ illegible]                    By: [/s/ illegible]
--------------------------------       -----------------------------------------
Assistant Secretary                    President

ATTEST:                            RUSSELL FUND DISTRIBUTORS, INC.

[/s/ illegible]                    By: [/s/ illegible]
--------------------------------       -----------------------------------------
Assistant Secretary                    President

                                                     [LOGO]

                                                     TACOMA    LONDON  AUCKLAND
                                                     NEW YORK  PARIS   SINGAPORE
                                                     TORONTO   SYDNEY  TOKYO